Exhibit 10.26

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SUBLEASE AGREEMENT

THIS **SUBLEASE AGREEMENT** ("**Sublease**") is made and entered into as of the 8th day of May, 2015, by and between MTC Holdings Inc., a California corporation ("**Sublandlord**") and Mobivity Holdings Corp., a Nevada corporation ("**Subtenant**").

WHEREAS, St. Paul Fire and Marine Insurance Company, a Connecticut corporation (as successor in interest to Chandler AZ Properties, LLC, a Delaware limited liability company), as landlord ("**Landlord**"), and Sublandlord, as tenant ("**Tenant**"), entered into a lease dated June 27, 2011 ("**Master Lease**"), whereby Landlord leased to Tenant the third, fourth and fifth floors ("**Master Premises**") of the building known as the Chandler Office Center and located at 55 North Arizona Place, Chandler, Arizona 85225 (the "**Building**"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises shown cross-hatched in black on the demising plan annexed hereto as Exhibit B and made a part hereof ("**Sublease Premises**") on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contains 10,395 rentable square feet), upon and subject to the terms, covenants and conditions hereinafter set forth.

2. Lease Term.

(a) **Lease Term**. The term of this Sublease ("**Term**") shall commence on the earliest of (i) July 31, 2015, (ii) the dated upon which the Subtenant Improvements are Substantially Complete (as herein defined) or (iii) the date upon which Subtenant (or any person with Subtenant's permission) occupies any of the Sublease Premises (other than for Early Occupancy purposes described in Section 2(b) below ("**Sublease Commencement Date**") and end, unless sooner terminated as provided herein, on the last day of the sixty-sixth (66th) full calendar month following the Sublease Commencement Date ("**Sublease Expiration Date**"). "**Substantially Complete**" as used in this Sublease shall mean that any Subtenant Improvements to be performed by Subtenant under this Sublease has been performed, other than any punch-list items, details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Subtenant's use of the Sublease Premises.

(b) **Early Occupancy**. Subtenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Sublandlord to enter upon the Sublease

Premises, at Subtenant's sole risk and expense, thirty (30) calendar days prior to the Sublease Commencement Date; provided, however, that (a) the provisions of this Sublease, other than with respect to the payment of Base Rental, shall apply during such early entry, including, but not limited to, the provisions of Section 9 relating to Subtenant's indemnification of Sublandlord, (b) prior to any such entry, Subtenant shall pay for and provide evidence of the insurance to be provided by Subtenant pursuant to the provisions of the Master Lease, (c) Subtenant shall pay all utility, service and maintenance charges for the Sublease Premises attributable to Subtenant's early entry and use of the Sublease Premises as reasonably determined by Sublandlord, (d) prior to such entry, Subtenant shall have delivered to Sublandlord an executed original of this Sublease and payment in an amount equal to: (i) Base Rental for the first (1st) month of the Term in which Base Rental is due, plus (ii) the Security Deposit set forth in Section 5 below, and (e) Subtenant shall only enter the Sublease Premises for the purposes of installing and moving in furniture, fixtures, equipment and personal property.

3. **Use**. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Section 8 of the Master Lease and for no other purpose.

4. **Subrental**.

(a) **Base Rental**. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord the following monthly installments of base rent ("**Base Rental**"):

Full Calendar Months of Term (together with any partial calendar months at the beginning or end of the Term, as indicated below)	Annual Rate Per Square Foot	Monthly Base Rent
(Sublease Commencement Date) – October 31, 2015	$20.25	$17,541.56**
November 1, 2015 – October 31, 2016	$20.75	$17,974.69**
November 1, 2016 – October 31, 2017	$21.25	$18,407.81
November 1, 2017 – October 31, 2018	$21.75	$18,840.94
November 1, 2018 – October 31, 2019	$22.25	$19,274.06
November 1, 2019 – (Sublease Expiration Date)*	$22.75	$19,707.19

* In the event that the Sublease Expiration Date is on or after November 1, 2020, then the Base Rental for the period beginning on November 1, 2020, through and including the Sublease Expiration Date shall be the following: Annual Rate per Square Foot shall be equal to $23.25, and the Monthly Base Rental shall be equal to $20,140.31.

** Monthly Base Rental for months 1 through 6 of the Term shall be abated and forgiven pursuant to Section 4(g) below.

The first (1st) monthly installment of Base Rental due pursuant to this Sublease shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as "**Rent**".

(b) **Prorations**. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30)-day month shall be paid for the fractional month during which the Term commenced or terminated.

(c) **Additional Rent**. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises and all other additional expenses, costs and charges payable to Landlord in connection the Sublease Premises as well as with Subtenant's use of the Sublease Premises.

(d) **Operating Expenses.** For the entire Term of this Sublease, Subtenant shall pay to Sublandlord as additional rent for this subletting an amount equal to 16.433% ("**Subtenant's Share**") of the Excess Building Expenses (as set forth in Sections 1(F) and 6 of the Master Lease) for the Master Premises over the total amount of Building Expenses for the Master Premises incurred by Sublandlord during the Base Year (as defined in the Master Lease) pursuant to the terms and conditions of the Master Lease. Subtenant's Share is a percentage which reflects the ratio of the rentable square feet in the Sublease Premises to the rentable square feet in the Master Premises. For example, if the amount of monthly Excess Building Expenses for the Master Premises due is $1,000.00, then Subtenant's Share would be equal to $164.33. Notwithstanding the foregoing, Subtenant shall pay the entirety of any expenses charged by Landlord to Sublandlord for services, costs or other expenses solely provided to Subtenant and/or to the Sublease Premises. In the event that Sublandlord's Proportionate Share (referred to as "Tenant's Proportionate Share" in the Master Lease) is recalculated based on a recalculation of the Master Premises or the Building, then Subtenant's Share shall be proportionately recalculated concurrently therewith (in Sublandlord's reasonable discretion).

(e) **Payment of Rent**. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 13 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease for charges related to the Sublease Premises.

(f) **Late Charge**. Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate ("**Interest Rate**") equal to the greater of 4% over the per annum prime rate charged by a federally insured bank selected by Sublandlord in the state in which the Building is located, or 12% per annum, not to exceed the maximum rate permitted by applicable law, on all past-due amounts of Rent payable hereunder, such charge to accrue from the date upon which such amount was due until paid.

(g) **Abated Rent**. Notwithstanding any provision to the contrary in this Sublease, Base Rental payable pursuant to Section 4(a) for the first six calendar months of the Term (the "**Abated Rent Period**") in an amount not to exceed $105,249.36 (the "**Abated Rent**") shall be deferred in the amount of the Abated Rent. Such Abated Rent represents a deferment of the Base Rental payable under Section 4(a) during such Abated Rent Period and the forgiveness of such Abated Rent shall occur as of the last day of the Term of this Sublease. Forgiveness of the Abated Rent is conditioned on Subtenant's full performance of its obligations under this Sublease. No deferment or abatement of any other rent or charges, including of any additional rent or other Rent, payable under this Sublease shall occur during the Abated Rent Period or otherwise. If a default by Subtenant results in the termination of this Sublease, then as a part of the recovery set forth in Section 11, Sublandlord shall be entitled to the recovery of all Abated Rent that was previously abated, and the amount of such Abated Rent shall be deemed immediately due and payable as of the date occurring just prior to such termination of the Sublease. The parties hereby agree that the foregoing conditional deferment of the Abated Rent is not intended as a penalty if there is a default under this Sublease, but merely as the consequence for the failure of Subtenant to meet the required condition for the forgiveness of the Abated Rent.

(h) In addition to the Base Rental, Subtenant shall pay and be liable for all rental, privilege, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.

5. Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $19,707.19 (the "**Deposit**"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord's general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

6. Signage. Subtenant shall have no right to maintain Subtenant identification signs in any location in, on, or about the Sublease Premises, Master Premises, or Building except as approved in advance in writing by Landlord (in Landlord's discretion pursuant to the Master Lease) and Sublandlord (whose approval shall not be unreasonably withheld, delayed or conditioned). Subtenant acknowledges and agrees that Subtenant must submit all signage requests

to Sublandlord to be forwarded to Landlord for approval, and that Landlord has no obligation to approve any signage of Subtenant pursuant to the terms of the Master Lease. In addition, Subtenant acknowledges and agrees that Sublandlord is not assigning the rights to any exterior signage in this Sublease. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord's and Sublandlord's prior written approval, and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

7. **Parking**. Subtenant shall have the right, during the Term of this Sublease, to use up to 56 parking spaces on a non-exclusive basis in the parking facilities of the Building during normal business hours and as further set forth in Section 8(C) of the Master Lease. All such parking privileges shall be at the rates and subject to the terms and conditions set forth in the Master Lease, and Subtenant shall reimburse Sublandlord, upon demand, for those amounts billed to Sublandlord by Landlord for said parking privileges.

8. **Incorporation of Terms of Master Lease**.

(a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

(b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

(c) The following provisions of the Master Lease are specifically excluded: Section 2(B), Section 2(C), Section 2(D), Section 4(D), Section 4(E), Section 5(A), Section 5(B), and Section 31.

9. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

10. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises.

11. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

12. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

13. **Notices**. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

Ports America
Newport Tower
525 Washington Boulevard, Suite 1660
Jersey City, NJ 07310-1606
Attn: Legal Department

with a copy to:

DLA Piper LLP (US)
2525 E. Camelback Rd, Suite 1000
Phoenix, AZ 85016
Attn: Timothy Smith, Esq.

Notices to Subtenant shall be sent to the attention of:

Mobivity Holdings Corp.
55 North Arizona Place, Suite 300
Chandler, AZ 85225
Attn: Christopher J. Meinerz, CFO

14. **Broker**. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Colliers International (Foster) ("**Subtenant's Broker**") and Keyser, LLC ("**Sublandlord's Broker**"), no other brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of the Subtenant's Broker pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

15. Condition of Sublease Premises.

(a) Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that the Sublease Premises is not currently demised separate and apart from the Master Premises. Subtenant acknowledges and agrees that Subtenant shall be required to demise the Sublease Premises from the Master Premises (with Sublandlord's prior written approval) prior to the Commencement Date and in accordance with all applicable laws. In connection with such demising, Subtenant shall be solely responsible, at Subtenant's sole cost and expense, for providing the necessary exits from the Sublease Premises in compliance with all applicable laws (including, but not limited to, applicable zoning ordinances and building codes). Subtenant also acknowledges and agrees that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease.

(b) In connection with any Alterations (as defined below) in the Sublease Premises or for the benefit of Subtenant, in addition to the requirements set forth in the Master Lease:

Subtenant shall not make alterations, repairs, additions or improvements or install any cable (collectively referred to as "**Alterations**") without first obtaining the consent of Sublandlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Sublandlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "**Cosmetic Alteration**"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Sublease Premises or Building; (c) shall not affect the base Building or involve any required approval from Landlord; (d) does not require work to be performed inside the walls or above the ceiling of the Sublease Premises, and (e) does not require a permit to be secured from any third party in connection with the Alteration. Cosmetic Alterations shall be subject to all the other provisions of this Section 15. Prior to starting work, Subtenant shall furnish Sublandlord with plans and specifications (which shall be in CAD format if requested by Sublandlord); names of contractors reasonably acceptable to Sublandlord (provided that Sublandlord may designate specific contractors with respect to cable, as may be described more fully below); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Sublandlord and naming Sublandlord, Landlord and the managing agent for the Building (or any successor(s)) as additional insureds; and any security for performance in amounts reasonably required by Sublandlord. Sublandlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical cable. All cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such cable with wire) to show Subtenant's name, suite number, and the purpose of such cable (i) every 6 feet outside the Sublease Premises (specifically including the electrical room risers and any common areas), and (ii) at the termination point(s) of such cable. Changes to the plans and specifications must also be submitted to Sublandlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality and in a quantity reasonably approved by

Sublandlord (in no event of a lesser quality or quantity than Building standard), and Subtenant shall ensure that no Alteration impairs any Building system or Sublandlord's ability to perform its obligations hereunder or under the Master Lease. Subtenant shall reimburse Sublandlord for any sums paid by or charged to Sublandlord for third party examination of Subtenant's plans for non-Cosmetic Alterations (including any charges from Landlord). Upon completion, Subtenant shall furnish "as-built" plans (in CAD format, if requested by Sublandlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Sublandlord's approval of an Alteration shall not be deemed a representation by Sublandlord that the Alteration complies with applicable law. Notwithstanding anything to the contrary contained herein, Subtenant must still obtain all necessary consents and approvals from Landlord and comply with the obligations of Tenant under the Master Lease (including, but not limited to, Section 12 of the Master Lease) in connection with any Alterations that Subtenant desires to make to the Sublease Premises.

16. Consent of Landlord. Section 18 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease ("**Landlord's Consent**"). Sublandlord shall solicit Landlord's Consent to this Sublease promptly following the execution and delivery of this Sublease by Subtenant. Notwithstanding the execution and delivery of this Sublease by the parties, the Sublease is hereby contingent upon receipt of Landlord's Consent, and such Landlord's Consent shall be a condition precedent to the effectiveness of this Sublease. In the event that Landlord's Consent is not obtained by the later of (a) 20 business days following Sublandlord's initial request from Landlord and provision of the information required by Section 18(C) of the Master Lease, or (b) 20 business days following the date of this Sublease, this Sublease shall be void and of no further force and effect.

17. Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder.

18. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Sublease Premises. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

19. Personal Property in the Sublease Premises. On or before the Sublease Commencement Date, Sublandlord shall execute and deliver a bill of sale (in the form approved by Sublandlord in its discretion) to Subtenant for such personal property described on Exhibit C (attached hereto and incorporated herein)(the "**Furniture**"). On or before the Sublease Commencement Date, Sublandlord shall surrender and deliver to Subtenant at the Sublease Premises the Furniture described on Exhibit C. On or prior to the Sublease Expiration Date (or

earlier termination of this Sublease), Subtenant shall remove all Furniture from the Sublease Premises.

20. **Entire Agreement**. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

21. **Grant of First Offer to Sublease Expansion; Conditions**.

(a) Subtenant shall have the one time right of first offer (the "**Right of First Offer**") with respect to subleasing the remaining portion of Suite 300 leased by Sublandlord on the third floor of the Building (the "**Offering Space**") pursuant to the terms below. Subtenant's Right of First Offer shall be exercised as follows: at any time after Sublandlord has determined that it is interested in subleasing all or a portion of the Offering Space (but prior to subleasing such Offering Space to a third party), Sublandlord shall advise Subtenant (the "**Advice**") of the terms under which Sublandlord is prepared to lease the Offering Space to Subtenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Sublandlord (which such rate will be subject to annual escalations). Subtenant may lease the entirety of such Offering Space described in the Advice, under such terms, by delivering written notice of exercise to Sublandlord (the "**Notice of Exercise**") within 90 days after the date of the Advice, except that Subtenant shall have no such Right of First Offer and Sublandlord need not provide Subtenant with an Advice, if:

(i) Subtenant is in default under the Sublease beyond any applicable cure periods at the time that Sublandlord would otherwise deliver the Advice; or

(ii) the Sublease Premises, or any portion thereof, is sublet (to an entity other than original Subtenant) at the time Sublandlord would otherwise deliver the Advice; or

(iii) the Sublease has been assigned prior to the date Sublandlord would otherwise deliver the Advice; or

(iv) Subtenant is not occupying the Sublease Premises on the date Sublandlord would otherwise deliver the Advice; or

(v) the Offering Space is not intended for the exclusive use of Subtenant during the Term; or

(vi) Sublandlord is intending to sublet the Offering Space to a Permitted Transferee (as defined in the Master Lease).

(b) Terms for Offering Space.

(i) The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Sublease Premises, provided that all of the terms stated in the Advice shall govern Subtenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Sublease shall apply to the Offering Space.

(ii) Subtenant shall pay Base Rental and additional rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Sublandlord's reasonable judgment.

(iii) The Offering Space (including improvements and personalty, if any) shall be accepted by Subtenant in its condition and as-built configuration existing on the earlier of the date Subtenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Sublandlord in the Offering Space, in which case Sublandlord shall perform such work in the Offering Space. Subtenant acknowledges and agrees that, unless otherwise specifically described in the Advice, Subtenant shall be required to demise the Offering Space from the Master Premises (with Sublandlord's prior written approval) prior to the commencement date of the term for the Offering Space and in accordance with all applicable laws. In connection with such demising, Subtenant shall be solely responsible, at Subtenant's sole cost and expense, for providing the necessary exits from the Offering Space in compliance with all applicable laws (including, but not limited to, applicable zoning ordinances and building codes). If Sublandlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Sublandlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Sublandlord delivers possession of the Offering Space to Subtenant free from occupancy by any party.

(c) Termination of Right of First Offer. The rights of Subtenant hereunder with respect to the Right of First Offer for the Offering Space shall terminate on the earliest to occur of: (i) the Sublease Expiration Date; (ii) Subtenant's failure to exercise its Right of First Offer within the 90 day period provided above; and (iii) the date Sublandlord would have provided Subtenant an Advice if one or more of the conditions set forth above in Section 21(a)(i) through (vi) had not existed.

(d) Offering Amendment. If Subtenant exercises its Right of First Offer, Sublandlord shall prepare an amendment (the "**Offering Amendment**") adding the Offering Space to the Sublease Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Square Footage of the Sublease Premises, Subtenant's Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Subtenant within a reasonable time after Sublandlord's receipt of the Notice of Exercise executed by Subtenant, and Subtenant shall execute and return the Offering Amendment to Sublandlord within 15 days

thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

(e) Definition of Prevailing Market. For purposes of this Right of First Offer provision, "**Prevailing Market**" shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Chandler area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

(f) Contingency to Effectiveness. Notwithstanding anything herein to the contrary, Sublandlord and Subtenant acknowledge and agree that each subleasing of Offering Space by Sublandlord to Subtenant shall constitute a "Transfer" for purposes of Section 18 of the Master Lease and is subject to and contingent upon the written consent and approval by Landlord.

22. Grant of First Offer to Renew Sublease; Conditions.

(a) Subtenant shall have the one time right of first offer (the "**Renewal Right of First Offer**") with respect to renewing the Sublease for the entirety of the Sublease Premises pursuant to the terms below. Subtenant's Renewal Right of First Offer shall be exercised as follows: if Sublandlord has determined that it is interested in renewing the Sublease of the Sublease Premises prior to the expiration of the Sublease Premises, Sublandlord shall advise Subtenant at least 365 days prior to the Sublease Expiration Date (the "**Renewal Advice**") of the terms under which Sublandlord is prepared to renew the Sublease, which terms shall reflect the Renewal Prevailing Market (hereinafter defined) rate for such Sublease Premises as reasonably determined by Sublandlord and length of renewal term (the "**Renewal Term**") as determined in Sublandlord's sole discretion (which such rate will be subject to annual escalations). Subtenant may renew the Sublease for the entirety of such Sublease Premises, under such terms, by delivering written notice of exercise to Sublandlord (the "**Renewal Notice of Exercise**") within 90 days after the date of the Renewal Advice, except that Subtenant shall have no such Renewal Right of First Offer and Sublandlord need not provide Subtenant with a Renewal Advice, if:

(i) Subtenant is in default under the Sublease beyond any applicable cure periods at the time that Sublandlord would otherwise deliver the Renewal Advice; or

(ii) the Sublease Premises, or any portion thereof, is sublet (to an entity other than original Subtenant) at the time Sublandlord would otherwise deliver the Renewal Advice; or

(iii) the Sublease has been assigned prior to the date Sublandlord would otherwise deliver the Renewal Advice; or

(iv) Subtenant is not occupying the Sublease Premises on the date Sublandlord would otherwise deliver the Renewal Advice; or

(v) the Sublease Premises is not intended for the exclusive use of Subtenant during such Renewal Term; or

(vi) Sublandlord is intending to occupy the Sublease Premises or sublet the Sublease Premises to a Permitted Transferee (as defined in the Master Lease).

(b) Terms for Renewal.

(i) The Renewal Term for the Sublease Premises shall commence upon the commencement date stated in the Renewal Advice, provided that all of the terms stated in the Renewal Advice shall govern Subtenant's leasing of the Sublease Premises and only to the extent that they do not conflict with the Renewal Advice, the terms and conditions of this Sublease shall apply to the Renewal Term.

(ii) Subtenant shall pay Base Rental and additional rent for the Sublease Premises during the Renewal Term in accordance with the terms and conditions of the Renewal Advice, which terms and conditions shall reflect the Renewal Prevailing Market rate for the Sublease Premises as determined in Sublandlord's reasonable judgment.

(iii) The Sublease Premises (including improvements and personalty, if any) shall be accepted by Subtenant in its condition and as-built configuration existing as of the date the Renewal Term commences, unless the Renewal Advice specifies any work to be performed by Subtenant in the Sublease Premises, in which case Subtenant shall perform such work in the Sublease Premises as a requirement of its Renewal Notice of Exercise.

(c) Termination of Renewal Right of First Offer. The rights of Subtenant hereunder with respect to the Renewal Right of First Offer shall terminate on the earliest to occur of: (i) the Sublease Expiration Date; (ii) Subtenant's failure to exercise its Renewal Right of First Offer within the 90 day period provided above; and (iii) the date Sublandlord would have provided Subtenant a Renewal Advice if one or more of the conditions set forth above in Section 22(a)(i) through (vi) had not existed.

(d) Renewal Amendment. If Subtenant exercises its Renewal Right of First Offer, Sublandlord shall prepare an amendment (the "**Renewal Amendment**") renewing the Term of the Sublease on the terms set forth in the Renewal Advice and reflecting the changes (as applicable) in the Base Rental, Rentable Square Footage of the Sublease Premises, Subtenant's Share and other appropriate terms. A copy of the Renewal Amendment shall be sent to Subtenant within a reasonable time after Sublandlord's receipt of the Renewal Notice of Exercise executed by Subtenant, and Subtenant shall execute and return the Renewal Amendment to Sublandlord within 15 days thereafter, but an otherwise valid exercise of the Renewal Right of First Offer shall be fully effective whether or not the Renewal Amendment is executed.

(e) Definition of Renewal Prevailing Market. For purposes of this Renewal Right of First Offer provision, "**Renewal Prevailing Market**" shall mean the annual rental rate per square foot for space comparable to the Sublease Premises in the Building and office buildings comparable to the Building in the Chandler area under leases and renewal and expansion amendments being entered into at or about the time that Renewal Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Sublease Premises, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

(f) Contingency to Effectiveness. Notwithstanding anything herein to the contrary, Subtenant's Renewal Right of First Offer is subject to and contingent upon the written consent and approval of such amendment to the Sublease by Landlord.

23. Miscellaneous.

(a) This Sublease shall be interpreted and enforced in accordance with the Laws of the State of Arizona, and Sublandlord and Subtenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Sublease shall to any extent be void or unenforceable, the remainder of this Sublease shall not be affected.

(b) If Sublandlord retains an attorney or institutes legal proceedings due to Subtenant's failure to pay Rent when due or perform any other obligations of Subtenant hereunder, then Subtenant shall be required to pay additional Rent in an amount equal to the reasonable attorneys' fees and costs actually incurred by Sublandlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Sublandlord and Subtenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including reasonable attorneys' fees actually incurred. Sublandlord and Subtenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Sublandlord's acceptance of Rent with knowledge of a default by Subtenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

(c) Sublandlord and Subtenant hereby and expressly agree that neither this Sublease nor any amendment or memorandum of lease or of any such amendment shall be recorded in any public office.

(d) Sublandlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Sublease (subject to the terms of the Master Lease). Upon transfer, Sublandlord shall be released from any further obligations hereunder and Subtenant agrees to look solely to the successor in interest of Sublandlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as

part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Sublandlord's obligations under this Sublease. Subtenant shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Sublease only upon the prior written consent of the Landlord and Sublandlord (which shall be in Sublandlord's sole and absolute discretion).

(e) All obligations, covenants and indemnities set forth herein or in any subsequent amendment hereto which contemplate the payment of sums or the performance by Subtenant following any termination or expiration of the Sublease with respect to obligations accrued prior to such termination or expiration, including specifically, but not limited, to the covenants and indemnities set forth with respect to payments of Rent and Subtenant's obligations, covenants and indemnities, and all representations and warranties of Subtenant, shall survive the expiration or sooner termination of this Sublease.

(f) This Sublease (and any subsequent amendment or consent provided in connection with this Sublease) may be executed in one or more counterparts which, when placed together, constitute a single binding document as if all signatures were on a single page. In addition, such documents may, once so executed, be delivered by each party hereunder to each other party by facsimile or electronic mail to the extent that a facsimile or electronic mail is included in any party's notice address (or otherwise provided in a writing designating such electronic mail address as a valid notice address) and provided that the delivering party shall have received written confirmation of receipt of such facsimile or electronic delivery. Any copies of such documents delivered as set forth in this section shall have the full force and effect and shall be treated as if such documents bear original signatures.

(g) Subtenant represents and warrants to Sublandlord that Subtenant has the power, capacity and authority to execute and deliver this Sublease and to perform its obligations pursuant to this Sublease. Sublandlord represents and warrants to Subtenant that Sublandlord has the power, capacity and authority to execute and deliver this Sublease and to perform its obligations pursuant to this Sublease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:

MTC Holdings Inc.,
a California corporation

By: ______________________
Name: Claus Svendsen
Its: Chief Processing Officer

SUBTENANT:

Mobivity Holdings Corp.,
a Nevada corporation

By: ______________________
Name: Christopher J. Meinerz
Its: Chief Financial Officer

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